UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 30, 2024

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 30, 2024, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) appointed Ms. Rebecca Musser to the Board, effective immediately, to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. The Board also appointed Ms. Musser as Chair of the Audit Committee of the Board, effective immediately.

The Board has determined that Ms. Musser is an independent director under New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines and meets the heightened independence standards for service on the Audit Committee set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The Board has also determined that Ms. Musser qualifies as an “audit committee financial expert” as that term is defined by the applicable Securities and Exchange Commission regulations and that Ms. Musser is “financially literate” as that term is defined by the NYSE listing standards.

Ms. Musser, age 43, was first nominated in August 2024 as an Independent Director of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), which owns, acquires, develops, finances, leases, and manages more than 8 million square feet of retail properties, including neighborhood and grocery-anchored centers. She currently serves on the Audit Committee. Ms. Musser is an experienced accounting consultant with roughly 20 years of experience. She has accounting experience in a broad range of industries, with a recent focus in the private equity sector. Ms. Musser, a licensed Certified Internal Auditor, began her internal audit experience roughly 20 years ago at Tyler Technologies, where she and the audit director formed the company’s first internal audit department, a requirement from the then-newly released Sarbanes-Oxley Act. Following Tyler Technologies, Ms. Musser worked for public company Dean Foods in their internal audit department and traveled to multiple offices throughout the United States performing audits to collaborate with the external auditors. Ms. Musser served as Controller at Paul Quinn College. While at the college, she was responsible for multiple departments and overseeing various audits, both financial and compliance related. While at the college, she helped the college attain new accreditation. Since leaving the college, Ms. Musser has worked as an independent accounting consultant for multiple clients. AH Belo hired Ms. Musser in 2015 to assist it in its 2014 annual 10-K preparation and review. This involved reviewing previous and current financial statements to ensure consistency in the reporting. Ms. Musser’s clients within the last 7 years include global investment firm Sixth Street Partners, formerly part of TPG, and MUFG, a bank and private equity fund administrator. At MUFG, she served as the Interim Controller for a real estate private equity fund administrator. At Sixth Street, she assisted the management companies and the fund companies with complex accounting projects.

Ms. Musser will be eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Board of Directors and Committees - Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2024, as adjusted by the Board from time to time.

There was no other arrangement or understanding between Ms. Musser or any other person with respect to her appointment to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, and in which Ms. Musser or any member of her immediate family had or will have a direct or indirect material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: December 31, 2024	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary